                                                                  Exhibit (a)(6)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Name and Identification Number to Give the Payer.--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the name and number to give the payer.

----------------------------------------------

For this type of account:    Give the name and
                             SOCIAL SECURITY
                             number of--
----------------------------------------------
 1. An individual account    The individual
 2. Two or more individuals  The actual owner
    (joint account)          of the account
                             or, if combined
                             funds, any one
                             of the
                             individuals(1)
 3. Custodian account of a   The minor(2)
    minor
    (Uniform Gift to Minors
    Act)
 4.a. The usual revocable    The grantor-
   savings trust account     trustee(1)
   (grantor is also
   trustee)
b. So-called trust account   The actual
   that is not a legal or    owner(1)
   valid trust under State
   law
 5. Sole proprietorship      The owner(3)
    account
----------------------------------------------

                                        -----
                            Give the name and
For this type of account:   EMPLOYER
                            IDENTIFICATION
                            number of--
                                        -----
 6. A valid trust, estate,  The legal
    or pension trust        entity(4)
 7. Corporate account       The corporation
 8. Association, club,      The organization
    religious, charitable,
    educational or other
    tax-exempt
    organization account
 9. Partnership             The partnership
10. A broker or registered  The broker or
    nominee                 nominee
11. Account with the        The public
    Department of           entity
    Agriculture in the
    name of a public
    entity (such as a
    State or local
    government, school
    district, or prison)
    that receives
    agricultural program
    payments
                                        -----

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your Social Security Number or Employer Identification Number.
(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE:If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER OF SUBSTITUTE FORM W-9
                                    Page 2
Obtaining a Number
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), Form W-7, Application for an IRS Individual Taxpayer Identification Number (for individuals who are not eligible to obtain an SSN but who must furnish a TIN), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Witholding
The following is a list of payees specifically exempted from backup withholding depending upon the type of payment (see below):
  (1) A corporation.
  (2) An organization exempt from tax under section 501(a), or an IRA, or a custodial account under section 403(b)(7), if the account satisfies the requirements of section 401(f)(2).
  (3) The United States or any agency or instrumentality thereof.
  (4) A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
  (5) A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
  (6) An international organization or any agency or instrumentality thereof.
  (7) A foreign central bank of issue.
  (8) A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
  (9) A futures commission merchant registered with the Commod-ity Futures Trading Commission.
 (10) A real estate investment trust.
 (11) An entity registered at all times during the tax year under the Investment Company Act of 1940.
 (12) A common trust fund operated by a bank under section 584(a).
 (13) A financial institution.
 (14) A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.
 (15) A trust exempt from tax under section 664 or described in section 4947.

For interest and dividends, all listed payees are exempt except item (9). For broker transactions, payees listed in items (1) through (13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" IN PART II OF THE FORM, AND RETURN IT TO THE PAYER. If you are a nonresident alien or a foreign entity not subject to backup withholding, give the payer a completed Form W-8BEN Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding.

Privacy Act Notice--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31 percent of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties
(1) Failure to Furnish Taxpayer Identification Number--If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information with Respect to Withholding--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) Criminal Penalty for Falsifying Information--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.